BLACKSTONE ALTERNATIVE ALPHA
FUND
AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF
TRUST
      THIS AMENDED AND RESTATED
AGREEMENT AND DECLARATION OF
TRUST made at Boston, Massachusetts, this
26th day of August 2016,  amends and restates
in its entirety the Agreement and Declaration
of Trust of Blackstone Alternative Alpha
Fund dated November 14, 2011, as amended
by Amendment No. 1 dated September 18,
2013.  This Amended and Restated
Agreement and Declaration of Trust shall be
effective upon filing with the Secretary of The
Commonwealth of Massachusetts:
      WITNESSETH that
      WHEREAS, this Trust has been
formed to carry on the business of an
investment company; and
      WHEREAS, the Trustees have agreed
to manage all property coming into their
hands as trustees of a Massachusetts
voluntary association with transferable shares
in accordance with the provisions hereinafter
set forth;
      NOW, THEREFORE, the Trustees
hereby declare that they will hold all cash,
securities and other assets, which they may
from time to time acquire in any manner as
Trustees hereunder, IN TRUST to manage
and dispose of the same upon the following
terms and conditions for the benefit of the
holders from time to time of Shares in this
Trust as hereinafter set forth.
ARTICLE I
Name and Definitions
Name
      Section 1.  This Trust shall be known
as "Blackstone Alternative Alpha Fund", and
the Trustees shall conduct the business of the
Trust under that name or any other name as
they may from time to time determine.
Definitions
      Section 2.  Whenever used herein,
unless otherwise required by the context or
specifically provided:
      (a)  "Trust" refers to the
Massachusetts business trust
established by this Agreement and
Declaration of Trust, as amended from
time to time;
      (b)  "Trustees" refers to the
Trustees of the Trust named herein or
elected in accordance with Article IV
hereof;
      (c)  "Shares" means the equal
proportionate transferable units of
interest into which the beneficial
interest in the Trust shall be divided
from time to time or, if more than one
Series or Class of Shares is authorized
by the Trustees, the equal
proportionate transferable units into
which each Series or Class of Shares
shall be divided from time to time;
      (d)  "Shareholder" means a
record owner of Shares;
      (e)  "1940 Act" refers to the
Investment Company Act of 1940 and
the Rules and Regulations thereunder,
all as amended from time to time;
      (f)  The terms "Affiliated
Person", "Assignment",
"Commission", "Interested Person",
"Principal Underwriter" and "Majority
Shareholder Vote" (the sixty-seven
percent (67%) or fifty percent (50%)
requirement of the third sentence of
Section 2(a)(42) of the 1940 Act,
whichever may be applicable) shall
have the meanings given them in the
1940 Act;
      (g)  "Declaration of Trust"
shall mean this Agreement and
Declaration of Trust, as amended or
restated from time to time;
      (h)  "By-Laws" shall mean the
By-Laws of the Trust, as amended
from time to time;
      (i)  "Series" or "Series of
Shares" refers to the one or more
separate investment portfolios of the
Trust into which the assets and
liabilities of the Trust may be divided
and the Shares of the Trust
representing the beneficial interest of
Shareholders in such respective
portfolios;
      (j)  "Class" or "Class of
Shares" refers to the division of
Shares representing any Series into
two or more Classes as provided in
Article III, Section 1 hereof; and
      (k)  "Continuing Trustee" shall
mean any Trustee who:
(i)  	is not a person
or an Affiliated
Person of a
person who
enters or
proposes to
enter into a
transaction with
the Trust
pursuant to
Article V,
Section 6 of this
Declaration of
Trust and has
been a Trustee
for a period of
at least twelve
months (or
since the
commencement
of the Trust's
operations, if
less than twelve
months),
(ii)	is a successor to
a Continuing
Trustee who is
not a person or
an Affiliated
Person of a
person who
enters or
proposes to
enter into a
transaction with
the Trust
pursuant to
Article V,
Section 6 of this
Declaration of
Trust and is
recommended
to succeed a
Continuing
Trustee by a
majority of the
Continuing
Trustees then
Trustees,
(iii)	is elected to the
Board of
Trustees by the
Trustees and is
elected to be a
Continuing
Trustee by a
majority of the
Continuing
Trustees then
on the Board of
Trustees, or
(iv)	prior to the first
sale of Shares
pursuant to an
initial registered
public offering
only, serves as a
Trustee.
      (l)  A "direct" shareholder
claim shall refer to (i) a claim based
upon alleged violations of a
Shareholder's individual rights distinct from any harm to the Trust or a Series or other individual Shareholders, including a particular Shareholder's voting rights, rights to a dividend payment, rights to inspect books and records, or other similar rights personal to the Shareholder and distinct from any harm to the Trust or a Series or other individual shareholders; and (ii) a claim for which a direct shareholder action is expressly provided under the U.S.
federal securities laws; and
      (m)  A "derivative"
shareholder claim shall refer to any
claim asserted by a Shareholder other
than a "direct" claim, including,
without limitation, any claims
purporting to be brought on behalf of
the Trust or a Series or other
individual Shareholders involving any
alleged harm to the Trust or a Series
or to other individual Shareholders.
ARTICLE II
Purpose of Trust
      The purpose of the Trust is to provide
investors a managed investment primarily in securities, debt instruments and other instruments and rights of a financial character
(which may include shares or interests in other investment funds, whether or not registered under the 1940 Act) and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Declaration of Trust.
ARTICLE III
Shares
Division of Beneficial Interest
      Section 1.  The Shares of the Trust
may be issued in one or more Series as the Trustees may, without Shareholder approval, authorize. Each Series shall be preferred over all other Series in respect of the assets specifically allocated to that Series within the meaning of the 1940 Act and shall represent a separate investment portfolio of the Trust.
The beneficial interest in each Series shall at all times be divided into Shares, without par value, each of which shall, except as provided in the following sentence, represent an equal proportionate interest in the Series with each other Share of the same Series, none having priority or preference over another. The
Trustees may, without Shareholder approval, divide the Shares of any Series into two or more Classes, Shares of each such Class having such preferences and special or relative rights and privileges (including conversion rights, if any) as the Trustees may determine or as shall be set forth in the By-
Laws. Subject to applicable law, the Trustees may, without Shareholder approval, authorize the Trust to issue subscription or other rights representing interests in Shares to existing
Shareholders or other persons subject to such terms and conditions as the Trustees may determine. The number of Shares authorized shall be unlimited, except as the Bylaws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any Series or Class into a greater or lesser number without thereby changing the proportionate beneficial interest in the Series or Class.
Ownership of Shares
      Section 2.  The ownership of Shares
shall be recorded on the books of the Trust or a transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Series and Class and as to the number of Shares of each Series and Class held from time to time by each Shareholder.
Investment in the Trust
      Section 3.  The Trustees shall accept
investments in the Trust from such persons and on such terms and for such consideration, which may consist of cash or tangible or intangible property or a combination thereof, as they or the By-Laws from time to time authorize.
      All consideration received by the
Trust for the issue or sale of Shares of each Series, together with all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of Shares with respect to which the same were received by the Trust for all purposes, subject only to the rights of creditors, and shall be so handled upon the books of account of the Trust and are herein referred to as "assets of" such Series.
No Preemptive Rights
      Section 4.  Shareholders shall have no
preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust.
Derivative Claims
      Section 5.  No Shareholder shall have
the right to bring or maintain any court action or other proceeding (including but not limited to any putative class action) asserting a derivative claim or any claim asserted on behalf of the Trust or involving any alleged harm to the Trust without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding, or claim. Such demand shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees, unless the Shareholder makes a specific showing that irreparable nonmonetary injury to the Trust, Series or Class would otherwise result. Such demand shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust of any Series or Class, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders.
Status of Shares and Limitation of
Personal Liability
      Section 6.  Shares shall be deemed to
be personal property giving Shareholders only the rights provided in this Declaration of Trust or the By-Laws. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms of this Declaration of Trust and the By-Laws. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the same nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but such representative shall be entitled only to the rights of said decedent under this Declaration of Trust. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. Neither the Trust nor the Trustees, nor any officer, employee or agent of the Trust, shall have any power to bind personally any Shareholder, nor except as specifically provided in this Declaration of Trust to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.
Transfer of Shares
      Section 7. Shares may only be
assigned, transferred, pledged, mortgaged, hypothecated, sold or otherwise disposed of, encumbered or conveyed (collectively, a
"Transfer") by operation of law resulting from death, disability, dissolution, bankruptcy or incompetence or with the written consent of an officer of the Trust, which consent may be withheld in his/her sole discretion (for any reason or no reason), which determination shall be binding on all parties and may not be challenged by any potential transferor or transferee. To the fullest extent permitted by applicable law, each Shareholder shall indemnify the Trust, the Trustees, the officers of the Trust, any Manager (as defined below), other Shareholders of the Trust and in each case their affiliates for any loss incurred as a result of an impermissible Transfer of Shares.
Shares may not be Transferred, except
pursuant to a valid exemption from
registration pursuant to the Securities Act of 1933, as amended, or the regulations thereunder (a "1933 Act Exemption"). Unless otherwise waived by an officer of the Trust in his or her sole discretion, any Transfer shall be made only upon the receipt by the Trust of a written opinion of counsel for the Trust or of other counsel reasonably satisfactory to the Trust (which opinion shall be obtained at the expense of the transferor) that such Transfer will be made pursuant to a 1933 Act
Exemption.
Direct Claims
      Section 8.  No class of Shareholders
shall have the right to bring or maintain a direct action or other proceeding asserting a claim for monetary damages against the Trust, the Trustees, or officers predicated upon an express or implied right of action under this Declaration of Trust or the U.S. federal securities laws (excepting rights of action permitted under Section 36(b) of the 1940
Act), nor shall any single Shareholder have the right to bring such an action, unless the class of Shareholders or single Shareholder has obtained authorization from the Trustees to bring the action. The requirement of authorization shall not be excused under any circumstances, including claims of alleged interest on the part of the Trustees. A request for authorization shall be mailed to the Secretary of the Trust at the Trust's principal office and shall set forth with particularity the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the class of Shareholders or single Shareholder to support the allegations made in the request. The Trustees shall consider such request within 90 days after its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or of any Series or Class of Shares, as appropriate. Any decision by the Trustees to settle or to authorize (or not to settle or to authorize) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be binding upon the class of Shareholders or single Shareholder seeking authorization.
ARTICLE IV
The Trustees
Election, Tenure and Removal
      Section 1.  The initial Trustee shall be
Sean C. Rogers.  From time to time, the
Trustees may fix the number of Trustees or fill vacancies in the Trustees, including vacancies arising from an increase in the number of Trustees. Each Trustee shall serve during the continued lifetime of the Trust until he or she dies, resigns or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any
Trustee may resign at any time by written instrument signed by him or her and delivered to any officer of the Trust or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Trust, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. The Shareholders may fix the number of Trustees and elect Trustees at any meeting of Shareholders called by the Trustees for that purpose and to the extent required by applicable law, including paragraphs (a) and (b) of Section 16 of the 1940 Act.
      Any Trustee may be removed from
office only for "Cause" (as hereinafter
defined) and only (i) by action of at least seventy-five percent (75%) of the outstanding
Shares entitled to vote for the election of such Trustee, at a meeting called for the purpose of voting on such removal, or (ii) by written instrument, signed by at least seventy-five percent (75%) of the remaining Trustees, specifying the date when such removal shall become effective. "Cause" for these purposes shall require willful misconduct, dishonesty or fraud on the part of the Trustee in the conduct of his office or such Trustee being convicted of a felony.
Effect of Death, Resignation, etc. of a
Trustee
      Section 2.  The death, declination,
resignation, retirement, removal or incapacity of the Trustees, or any one of them, shall not operate to annul the Trust or to revoke any existing agency created pursuant to the terms of this Declaration of Trust.
Powers
      Section 3.  Subject to the provisions of
this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility.
Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may fill vacancies, including vacancies caused by enlargement of their number and, in accordance with the terms and provisions of
Section 1 of this Article IV, may remove
Trustees for Cause; they may elect and
remove, with or without cause, such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more
Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders; they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a Shareholder servicing agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.
      Without limiting the foregoing, the
Trustees shall have power and authority:
      (a)  To invest and reinvest
cash, and to hold cash uninvested;
      (b)  To sell, exchange, lend,
pledge, mortgage, hypothecate, lease,
write options with respect to or
otherwise deal in any property rights
relating to any or all of the assets of
the Trust;
      (c)  To act as a distributor of
shares and as underwriter of, or broker
or dealer in, securities and other
property;
      (d)  To vote or give assent, or
exercise any rights of ownership, with
respect to stock or other securities or
property; and to execute and deliver
proxies or powers of attorney to such
person or persons as the Trustees shall
deem proper, granting to such person
or persons such power and discretion
with relation to securities or property
as the Trustees shall deem proper;
      (e)  To exercise powers and
rights of subscription or otherwise
which in any manner arise out of
ownership of securities;
      (f)  To hold any security or
property in a form not indicating any
trust, whether in bearer, unregistered
or other negotiable form, or in the
name of the Trustees or of the Trust or
in the name of a custodian,
subcustodian or other depositary or a
nominee or nominees or otherwise;
      (g)  Subject to the provisions
of Article III, Section 3, to allocate
assets, liabilities, income and expenses of the Trust to a particular Series of Shares or to apportion the same among two or more Series, provided that any liabilities or expenses incurred by a particular Series of Shares shall be payable solely out of the assets of that Series; and, to the extent necessary or appropriate to give effect to the preferences and special or relative rights and privileges of any Classes of Shares, to allocate assets, liabilities, income and expenses of a Series to a particular Class of Shares of that Series or to apportion the same among two or more Classes of Shares of that Series;
      (h)  To consent to or
participate in any plan for the
reorganization, consolidation or
merger of any corporation or issuer,
any security of which is or was held in
the Trust; to consent to any contract,
lease, mortgage, purchase or sale of
property by such corporation or issuer;
and to pay calls or subscriptions with
respect to any security held in the
Trust;
      (i)  To join with other security
holders in acting through a committee,
depositary, voting trustee or
otherwise, and in that connection to
deposit any security with, or transfer
any security to, any such committee,
depositary or trustee, and to delegate
to them such power and authority with
relation to any security (whether or
not so deposited or transferred) as the
Trustees shall deem proper, and to
agree to pay, and to pay, such portion
of the expenses and compensation of
such committee, depositary or trustee
as the Trustees shall deem proper;
      (j)  To compromise, arbitrate
or otherwise adjust claims in favor of
or against the Trust or any matter in
controversy, including but not limited
to claims for taxes;
      (k)  To enter into joint
ventures, general or limited
partnerships, limited liability
companies and any other
combinations or associations;
      (l)  To borrow funds or other
property;
      (m)  To endorse or guarantee
the payment of any notes or other
obligations of any person; to make
contracts of guaranty or suretyship, or
otherwise assume liability for payment
thereof; and to mortgage and pledge
the Trust property or any part thereof
to secure any of or all such
obligations;
      (n)  To purchase or otherwise
acquire Shares, from time to time as
the Trustees shall deem appropriate;
      (o)  To purchase and pay for
entirely out of Trust property such
insurance as they may deem necessary
or appropriate for the conduct of the
Trust's business, including, without
limitation, insurance policies insuring
the assets of the Trust and payment of
distributions and principal on its
portfolio investments, and insurance
policies insuring any or all of the
Shareholders, Trustees, officers,
employees, agents, investment
advisers or managers, principal
underwriters or independent
contractors of the Trust individually
against all claims and liabilities of
every nature arising by reason of
holding or having held any such office
or position, or by reason of any action
alleged to have been taken or omitted
by any such person as Shareholder,
Trustee, officer, employee, agent,
investment adviser or manager,
principal underwriter or independent
contractor, including any action taken
or omitted that may be determined to
constitute negligence, whether or not
the Trust would have the power to
indemnify such person against such
liability;
      (p)  To pay pensions as
deemed appropriate by the Trustees,
and to adopt, establish and carry out
pension, profit-sharing, share bonus,
share purchase, savings, thrift and
other retirement, incentive and benefit
plans, trusts and provisions, including
the purchasing of life insurance and
annuity contracts as a means of
providing such retirement and other
benefits, for any or all of the Trustees, officers, employees and agents of the Trust; and
      (q)  To engage in any other
lawful act or activity in which
corporations organized under the
Massachusetts Business Corporation
Act, as amended from time to time,
may engage.
      The foregoing enumeration of the
powers and authority of the Trustees shall be read as broadly and liberally as possible, it being the intent of the foregoing to in no way limit the Trustees' powers and authority.
      The Trustees shall not in any way be
bound or limited by any present or future law or custom in regard to investments by trustees. The Trustees shall not be required to obtain any court order to deal with any assets of the Trust or take any other action hereunder.
      Except as otherwise provided herein
or from time to time in the By-Laws, any action to be taken by the Trustees may be taken (A) by a majority of the Trustees present at a meeting of the Trustees (a quorum being present), within or without Massachusetts, including any meeting held by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time
(participation by which means shall for all purposes constitute presence in person at a meeting), or (B) by written consents of a majority of the Trustees then in office (which written consents shall be filed with the records of the meetings of the Trustees and shall be treated for all purposes as a vote taken at a meeting of Trustees).
Payment of Expenses by Trust and by
Shareholders
      Section 4.  The Trustees are
authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Trust, in connection with the management thereof, or in connection with the financing of the sale of Shares, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, any investment adviser, manager or sub-adviser, principal underwriter, auditor, counsel, custodian, transfer agent, shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur, provided, however, that all expenses, fees, charges, taxes and liabilities incurred by or arising in connection with a particular Series of Shares, as determined by the Trustees, shall be payable solely out of the assets of that Series and may, as the Trustees from time to time may determine, be allocated to a particular
Class of Shares of a Series or apportioned among two or more Classes of Shares of a Series.
Ownership of Assets of the Trust
      Section 5.  Title to all of the assets of
each Series of Shares and of the Trust shall at all times be considered as vested in the Trustees.

Advisory, Management and Distribution
      Section 6.  The Trustees may, at any
time and from time to time, contract for
exclusive or nonexclusive advisory and/or
management services with any corporation,
limited liability company, general or limited
partnership, trust, association or other
organization (the "Manager"), every such
contract to comply with such requirements
and restrictions as may be set forth in the By-
Laws; and any such contract may provide for
one or more sub-advisers who shall perform
all or part of the obligations of the Manager
under such contract and may contain such
other terms interpretive of or in addition to
said requirements and restrictions as the
Trustees may determine, including, without
limitation, authority to determine from time to
time what investments shall be purchased,
held, sold or exchanged and what portion, if
any, of the assets of the Trust shall be held
uninvested and to make changes in the Trust's
investments.  The Trustees may also, at any
time and from time to time, contract with the
Manager or any other corporation, limited
liability company, general or limited
partnership, trust, association or other
organization, appointing it the exclusive or
nonexclusive distributor or principal
underwriter for the Shares, every such
contract to comply with such requirements
and restrictions as may be set forth in the By-
Laws; and any such contract may contain
such other terms interpretive of or in addition
to said requirements and restrictions as the
Trustees may determine.
      The fact that:
      (i)	any of the
Shareholders, Trustees or
officers of the Trust is a
shareholder, director, officer,
partner, member, trustee,
employee, manager, adviser,
principal underwriter,
distributor or affiliate or agent
of or for any corporation,
limited liability company,
general or limited partnership,
trust, association or other
organization, or of or for any
parent or affiliate of any
organization, with which an
advisory or management
contract, or principal
underwriter's or distributor's
contract, or transfer,
shareholder servicing or other
agency contract may have been
or may hereafter be made, or
that any such organization, or
any parent or affiliate thereof,
is a Shareholder or has an
interest in the Trust, or that
      (ii)	any corporation,
limited liability company,
general or limited partnership,
trust, association or other
organization with which an
advisory or management
contract, principal
underwriter's or distributor's
contract, or transfer,
shareholder servicing or other
agency contract may have been
or may hereafter be made also
has an advisory or
management contract,
principal underwriter's or
distributor's contract, or
transfer, shareholder servicing
or other agency contract with
one or more other
corporations, limited liability
companies, general or limited
partnerships, trusts,
associations or other
organizations, or has other
business or interests
shall not affect the validity of any such contract or disqualify any Shareholder,
Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or its Shareholders.
ARTICLE V
Shareholders' Voting Powers and Meetings
Voting Powers
      Section 1.  The Shareholders shall
have power to vote only (i) for the election or removal of Trustees as provided in Article IV,
Section 1 of this Declaration of Trust,
provided, however, that no meeting of
Shareholders is required to be called for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees have been elected by the Shareholders, (ii) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section
9 of this Declaration of Trust, (iii) with respect to certain transactions and other matters to the extent and as provided in
Article V, Section 6 of this Declaration of
Trust, (iv) with respect to any termination of this Trust to the extent and as provided in
Article IX, Section 4 of this Declaration of
Trust (for the avoidance of any doubt,
Shareholders shall have no separate right to vote with respect to the termination of the Trust if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust pursuant to Article IX,
Section 4 of this Declaration of Trust, and Shareholders shall have no right to vote with respect to the termination of a Series or Class of Shares), and (v) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange
Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. On any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws, be voted in the aggregate as a single class without regard to Series or Classes of Shares, except that (1) when required by the 1940 Act or when the Trustees shall have determined that the matter affects one or more Series or Classes of Shares materially differently,
Shares shall be voted by individual Series or Class and (2) when the matter affects only the interests of one or more Series or Classes, only Shareholders of such Series or Classes shall be entitled to vote thereon. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action permitted or required of the Shareholders by law, this Declaration of Trust or the By-Laws.
Meetings
      Section 2.  Meetings of the
Shareholders of any or all Series or Classes may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such Series or Classes as herein provided or for such other purposes as may be prescribed by law, by this Declaration of Trust or by the By-Laws. Meetings of the Shareholders may also be called by the Trustees from time to time for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable.
A meeting of Shareholders may be held at any place designated by the Trustees. Notice of any meeting of Shareholders, stating the time and place of the meeting, shall be given or caused to be given by the Trustees to each Shareholder by mailing such notice, postage prepaid, at least seven days before such meeting, at the Shareholder's address as it appears on the records of the Trust, or by facsimile or other electronic transmission, at least seven days before such meeting, to the telephone or facsimile number or e-mail or other electronic address most recently furnished to the Trust (or its agent) by the Shareholder. Whenever notice of a meeting is required to be given to a Shareholder under this Declaration of Trust or the By-Laws, a written waiver thereof, executed before or after the meeting by such Shareholder or his or her attorney thereunto authorized and filed with the records of the meeting, shall be deemed equivalent to such notice.
      The Trustees shall call a meeting of
Shareholders for the purpose of determining whether the Trust should be dissolved in the event that the Trust does not at least once during any 24-month period beginning after January 1, 2013 offer to repurchase Shares tendered in accordance with the procedures determined by the Board of Trustees from time to time.
Quorum and Required Vote
      Section 3.  Except when a larger
quorum is required by law, by the By-Laws or by this Declaration of Trust, thirty percent
(30%) of the Shares entitled to vote shall constitute a quorum for the transaction of business at a Shareholders' meeting, except that where any provision of law or of this Declaration of Trust or the By-Laws requires that holders of any Series or Class shall vote as a Series or Class, then thirty percent (30%) of the aggregate number of Shares of that Series or Class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that Series or Class.
Any lesser number shall be sufficient for adjournments. Except when a larger vote is required by any provision of law or this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where any provision of law or of this Declaration of Trust or the By-Laws requires that the holders of any Series or Class shall vote as a Series or Class, then a majority of the Shares of that Series or Class voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that Series or Class is concerned.

Action by Written Consent
      Section 4.  Any action taken by
Shareholders may be taken without a meeting
if Shareholders holding a majority of the
Shares entitled to vote on the matter (or such
larger proportion thereof as shall be required
by any express provision of law or this
Declaration of Trust or the By-Laws) or, as
applicable, holding a majority (or such larger
proportion as aforesaid) of the Shares of any
Series or Class entitled to vote separately on
the matter consent to the action in writing and
such written consents are filed with the
records of the meetings of Shareholders.
Such consent shall be treated for all purposes
as a vote taken at a meeting of Shareholders.
Additional Provisions
      Section 5.  The By-Laws may include
further provisions, not inconsistent with this
Declaration of Trust, regarding Shareholders'
voting powers, the conduct of meetings and
related matters.
Voting Powers as to Certain Transactions
      Section 6.
      (a)  Except as otherwise
provided in paragraph (b) of this
Section 6, the affirmative vote or
consent of at least seventy-five percent
(75%) of the Trustees and at least
seventy-five percent (75%) of the
Shares outstanding and entitled to vote
thereon shall be necessary to authorize
any of the following actions:
      (i)	the merger or
consolidation of the Trust or
any Series of Shares with or
into any other person or
company (including, without
limitation, a partnership,
corporation, limited liability
company, general or limited
partnership, joint venture,
business trust, common law
trust or any other business
organization) or of any such
person or company with or into
the Trust or any Series of
Shares;
      (ii)	a sale, lease,
exchange, mortgage, pledge,
transfer or other disposition by
the Trust or any Series of
Shares (in one or a series of
transactions in any twelve-
month period) to or with any
person of any assets of the
Trust or such Series having an
aggregate fair market value of
$1,000,000 or more, except for
transactions in securities
effected by the Trust or a
Series in the ordinary course of
business;
      (iii)	any Shareholder
proposal as to specific
investment decisions made or
to be made with respect to the
assets of the Trust or a Series
of Shares; and
      (iv)	the issuance or
transfer by the Trust or any
Series of Shares or Class of
Shares of any securities issued
by the Trust or such Series of
Shares or Class of Shares to
any other person or entity for
cash, securities or other
property (or combination
thereof), excluding (i) sales of
any securities of the Trust or a
Series of Shares or a Class of
Shares in connection with a
public offering thereof and (ii)
issuance of securities of the
Trust or a Series of Shares or a
Class of Shares pursuant to a
dividend reinvestment plan
adopted by the Trustees.
      (b)  Notwithstanding anything
to the contrary in paragraph (a) of this
Section 6, so long as each action is
approved by both a majority of the
Trustees and seventy-five percent
(75%) of the Continuing Trustees, and
so long as all other conditions and
requirements, if any, provided for in
the By-Laws and applicable law have
been satisfied, then no Shareholder
vote or consent shall be necessary or
required to approve any of the actions
listed in paragraphs (a)(i), (a)(ii),
(a)(iii) or (a)(iv) of this Section 6,
except to the extent such Shareholder
vote or consent is required by the 1940
Act or other applicable law.
ARTICLE VI
Distributions and Repurchases
Distributions
      Section 1.  The Trustees may each
year, or more frequently if they so determine in their sole discretion, distribute to the Shareholders of each Series out of the assets of such Series such amounts as the Trustees may determine. Any such distribution to the Shareholders of a particular Series shall be made to said Shareholders pro rata in proportion to the number of Shares of such Series held by each of them, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, and any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them. Such distributions shall be made in cash, Shares or other property, or a combination thereof, as determined by the Trustees. Any such distribution paid in Shares will be paid at the net asset value thereof. The Trustee shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders.
Repurchases
      Section 2.  No Shareholder shall have
the right to require redemption or repurchase of any Shares by the Trust or to tender Shares to the Trust for repurchase. The Trust may purchase or repurchase Shares. Such purchase or repurchase of Shares may only be at a price not exceeding the net asset value of such Shares in effect when the purchase or repurchase or any contract to purchase or repurchase is made. Payment for any purchase or repurchase by the Trust of Shares may be made in cash, by promissory note or in other property, or any combination thereof subject to the terms and conditions established by Trustees from time to time in their sole discretion, which terms and conditions shall be binding on all parties and may not be challenged by any Shareholder.
The Trust shall have no obligation to effect a pro rata division of cash or other property in making any such payment. In no event shall the Trust be liable for any delay of any other person in transferring securities or other property selected for delivery as all or part of any such payment.
Repurchases and Transfers at the Option
of the Trust
      Section 3.  Subject to the provisions of
the 1940 Act, the Trustees, in their sole discretion, may at any time and from time to time cause the Trust to repurchase some or all of the Shares of any Shareholder and cause any Shareholder to sell all or a portion of its Shares to the Trust, such repurchase to occur at the net asset value of such Shares, under terms set by the Trustees and for any reason, including, but not limited to: (i) if at such time such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; or (ii) to the extent that such Shareholder owns Shares of a particular Series or Class of Shares equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees;
or (iii) to the extent that such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of a percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.
      Subject to the provisions of the 1940
Act, the Trustees, in their sole discretion, may at any time and from time to time cause a Shareholder to sell all or a portion of its Shares to a party designated by the Trustees, such sales to occur at the net asset value of such Shares, under terms set by the Trustees and for any reason, including, but not limited to: (i) such Shareholder received the Shares as a result of a Transfer that did not comply with
Article III, Section 7 of this Declaration of
Trust; (ii) ownership by such Shareholder of the Shares may cause the Trust to be in violation of, or subject the Trust to additional registration or regulation under, the securities, commodities or other laws of the United
States or any other relevant jurisdiction, or may in the judgment of the Board of Trustees, or its designee, subject the Trust or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences; (iii) continued ownership of the Shares by such Shareholder may be harmful or injurious to the business of the Trust, any investment adviser or manager thereof or any investment vehicle in which the Trust invests (including, without limitation, investment funds whether or not registered under the 1940 Act); (iv) any of the representations and warranties made by such Shareholder to the Trust in connection with its acquisition of the Shares was not true when made or has ceased to be true; (v) such Shareholder owns fewer Shares than, or Shares having an aggregate net asset value of less than, an amount determined from time to time by the Trustees; (vi) such Shareholder owns Shares of a particular Series or Class of Shares equal to or in excess of a percentage of the outstanding Shares of that Series or Class determined from time to time by the Trustees;
or (vii) such Shareholder owns Shares of the Trust representing a percentage equal to or in excess of a percentage of the aggregate number of outstanding Shares of the Trust or the aggregate net asset value of the Trust determined from time to time by the Trustees.
Determination of Net Asset Value
      Section 4.  The net asset value per
Share, including of each Class (if any) and each Series (if any) of Shares, of the Trust shall be determined in accordance with the 1940 Act and any related procedures adopted by the Trustees from time to time.
Determinations made under and pursuant to this Section 4 in good faith and in accordance with the provisions of the 1940 Act shall be binding on all parties concerned.
ARTICLE VII
Compensation and Limitation of Liability of Trustees
Compensation
      Section 1.  The Trustees as such shall
be entitled to reasonable compensation from the Trust; they may fix the amount of their compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking, underwriting, brokerage or other services and payment for the same by the Trust.
Limitation of Liability
      Section 2.  The Trustees shall not be
responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, Manager or principal underwriter of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee, but nothing herein contained shall protect any Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
      Every note, bond, contract,
instrument, certificate or undertaking and every other act or thing whatsoever issued, executed or done by or on behalf of the Trust or the Trustees or any of them in connection with the Trust shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or Trustee, and such Trustees or Trustee shall not be personally liable thereon.
ARTICLE VIII
Indemnification
Trustees, Officers, etc.
      Section 1.  The Trust shall indemnify
each of its Trustees and officers, including persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise
(each such Trustee, officer or person
hereinafter referred to as a "Covered
Person"), against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Covered Person, except with respect to any matter as to which such Covered Person shall have been finally adjudicated in a decision on the merits in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and except that no Covered Person shall be indemnified against any liability to the Trust or its Shareholders to which such Covered
Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office. Expenses, including counsel fees so incurred by any such Covered Person
(but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), shall be paid from time to time by the Trust in advance of the final disposition of any such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay amounts so paid to the Trust if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII, provided, that (a) such Covered Person shall provide security for his or her undertaking, (b) the Trust shall be insured against losses arising by reason of such Covered Person's failure to fulfill his or her undertaking, or (c) a majority of the Trustees who are disinterested persons and who are not Interested Persons of the Trust (provided that a majority of such Trustees then in office act on the matter), or independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe such Covered Person ultimately will be entitled to indemnification.
Compromise Payment
      Section 2.  As to any matter disposed
of (whether by a compromise payment,
pursuant to a consent decree or otherwise) without an adjudication in a decision on the merits by a court, or by any other body before which the proceeding was brought, that such Covered Person either (a) did not act in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or (b) is liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, indemnification shall be provided if (x) approved as in the best interest of the Trust, after notice that it involves such indemnification, by at least a majority of the Trustees who are disinterested persons and are not Interested Persons of the Trust
(provided that a majority of such Trustees then in office act on the matter), upon a determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such Covered Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and is not liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office, or (y) there has been obtained an opinion in writing of independent legal counsel, based upon a review of readily available facts (as opposed to a full trial-type inquiry), to the effect that such Covered Person appears to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust and that such indemnification would not protect such
Covered Person against any liability to the Trust to which such Covered Person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. Any approval pursuant to this Section 2 shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with this Section 2 as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office.
Rebuttable Presumption
      Section 3.  For purposes of the
determination or opinion referred to in clause
(c) of Section 1 of this Article VIII or clauses
(x) or (y) of Section 2 of this Article VIII, the majority of disinterested Trustees acting on the matter or independent legal counsel, as the case may be, shall be entitled to rely upon a rebuttable presumption that the Covered
Person acted in good faith in the reasonable belief that such Covered Person's action was in the best interests of the Trust or was at least not opposed to the best interests of the Trust and that the Covered Person has not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered
Person's office.
Indemnification Not Exclusive
      Section 4.  The right of
indemnification hereby provided shall not be exclusive of or affect any other rights to which any such Covered Person may be entitled. As used in this Article VIII, the term
"Covered Person" shall include such person's heirs, executors and administrators, and a "disinterested person" is a person against whom none of the actions, suits or other proceedings in question or another action, suit or other proceeding on the same or similar grounds is then or has been pending. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of such person; provided, however, that the Trust shall not purchase or maintain any such liability insurance in contravention of the 1940 Act or other applicable law.
Shareholders
      Section 5.  In case any Shareholder or
former Shareholder shall be held to be
personally liable solely by reason of his or her being or having been a Shareholder of the Trust or of a particular Series or Class and not because of his or her acts or omissions or for some other reason, the Shareholder or former
Shareholder (or his or her heirs, executors, administrators or other legal representatives or, in the case of a corporation or other entity, its corporate or other general successor) shall be entitled out of the assets of the Series (or attributable to the Class) of which he or she is a Shareholder or former Shareholder to be held harmless from and indemnified against all loss and expense arising from such liability.
ARTICLE IX
Miscellaneous
Trustees, Shareholders etc. Not Personally
Liable; Notice
      Section 1.  All persons extending
credit to, contracting with or having any claim against the Trust or any Series or Class shall look only to the assets of the Trust, or, to the extent that the liability relates to assets of a particular Series or Class, only to the assets belonging to the relevant Series or attributable to the relevant Class, for payment under such credit, contract or claim, and neither the Shareholders nor the Trustees, nor any of the Trust's officers, employees or agents, whether past, present or future, as such, shall be personally liable therefor. Nothing in this Declaration of Trust shall protect any Trustee against any liability to which such Trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee.
      Every note, bond, contract,
instrument, certificate or undertaking made or issued on behalf of the Trust by the Trustees, by any officer or officers or otherwise shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite that the same was executed or made by or on behalf of the Trust or by them as Trustee or Trustees or as officer or officers or otherwise and not individually and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust or upon the assets belonging to the Series or attributable to the Class for the benefit of which the Trustees have caused the note, bond, contract, instrument, certificate or undertaking to be made or issued, and may contain such further recital as he or she or they may deem appropriate, but the omission of any such recital shall not operate to bind any Trustee or Trustees or officer or officers or Shareholders or any other person individually.
Trustee's Good Faith Action, Expert
Advice, No Bond or Surety
      Section 2.  The exercise by the
Trustees of their powers and discretions hereunder shall be binding upon everyone interested. A Trustee shall be liable for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust, and shall be under no liability for any action taken or omitted in accordance with such advice or for failing to follow such advice. The Trustees as such shall not be required to give any bond as such nor any surety if a bond is required.
      For the sake of clarification and
without limiting any foregoing provision, the appointment, designation or identification of a Trustee as the chairperson of the Trustees, the lead or assistant lead independent Trustee, a member or chairperson of a committee of the Trustees, an expert on any topic or in any area
(including audit committee financial expert) or having any other special appointment, designation or identification, shall not (a) impose on that person any duty, obligation or liability that is greater than the duties, obligations and liabilities imposed on that person as a Trustee in the absence of the appointment, designation or identification or
(b) affect in any way such Trustee's rights or entitlement to indemnification, and no Trustee who has special skills or expertise, or is appointed, designated or identified as aforesaid, shall (x) be held to a higher standard of care by virtue thereof or (y) be limited with respect to any indemnification to which such Trustee would otherwise be entitled.
Liability of Third Persons Dealing with
Trustees
      Section 3.  No person dealing with the
Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.
Duration and Termination of Trust
      Section 4.  Unless terminated as
provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more Classes or Series of Shares as set forth in this Declaration of Trust or the By-Laws, the Trust may be terminated at any time (i) by vote or consent of Shareholders holding at least seventy-five percent (75%) of the Shares entitled to vote or (ii) by vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees upon written notice to the Shareholders. Any
Series or Class of Shares may be terminated at any time (x) by vote or consent of a majority of the Trustees and seventy-five percent (75%) of the Continuing Trustees upon written notice to the Shareholders of such Series or Class or (y) by vote or consent of Shareholders holding at least seventy-five
(75%) of the Shares entitled to vote of such Series or Class. For the avoidance of any doubt and notwithstanding anything to the contrary in this Declaration of Trust, Shareholders shall have no separate right to vote with respect to the termination of the Trust or a Series or Class of Shares if the Trustees (including the Continuing Trustees) exercise their right to terminate the Trust or such Series or Class pursuant to this Section
4.  Upon termination of the Trust or of any
one or more Series or Classes of Shares, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series or Class as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other property, or any combination thereof, and distribute the proceeds to the Shareholders of the Series involved, ratably according to the number of Shares of such Series held by the several
Shareholders of such Series on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Classes of Shares of that Series, provided that any distribution to the Shareholders of a particular Class of Shares shall be made to such Shareholders pro rata in proportion to the number of Shares of such Class held by each of them.
Filing and Copies, References, Headings
      Section 5.  The original or a copy of
this instrument and of each amendment hereto shall be kept at the office of the Trust where it may be inspected by any Shareholder. A copy of this instrument and of each amendment hereto shall be filed by the Trust with the Secretary of The Commonwealth of Massachusetts, as well as any other governmental office where such filing may from time to time be required. Anyone dealing with the Trust may rely on a certificate by an officer of the Trust as to whether or not any such amendments have been made and as to any matters in connection with the Trust hereunder, and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Trust to be a copy of this instrument or of any such amendments. In this instrument and in any such amendment, references to this instrument and all expressions like "herein,"
"hereof" and "hereunder" shall be deemed to refer to this instrument as amended or affected by any such amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. This instrument may be executed in any number of counterparts each of which shall be deemed an original.
Applicable Law
      Section 6.  This Declaration of Trust is
made in The Commonwealth of
Massachusetts, and it is created under and is to be governed by and construed and administered according to the laws of said
Commonwealth. The Trust shall be of the type commonly called a Massachusetts business trust and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust. The laws of The Commonwealth of Massachusetts shall govern the operations of the Trust, including, absent a provision to the contrary therein, any contract between the Trust and any party relating to the provision of investment advisory, administrative, or distribution services to the Trust.
Forum for Adjudication of Disputes
      Section 7.  Unless the Trust consents
in writing to an alternative forum, the sole and exclusive forum for (i) any action or proceeding brought by or on behalf of the Trust or any Series or Shareholders against the Trust or any Series, the Trust's investment adviser, or the Trustees, officers or employees of the Trust, (ii) any action arising under or to interpret, apply, enforce or determine the validity of this Declaration of Trust or the By-
Laws or any investment advisory agreement, or (iii) any action asserting a claim governed by the internal affairs doctrine shall be brought in the federal courts sitting within the Southern District of New York. Any person purchasing or otherwise acquiring or holding any interest in shares of the Trust shall be (i) deemed to have notice of and consented to the provisions of this Section 7, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 7.
Severability
      Section 8.  If any provision or
provisions of this Declaration of Trust shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality, and enforceability of such provision(s) in any other circumstance and of the remaining portions of such provision and all other provisions hereof shall not in any way be affected or impaired thereby.
Amendments
      Section 9.
      (a)  Except as specifically
provided in this Declaration of Trust,
the Trustees may amend or otherwise
supplement the Declaration of Trust
by making an amendment, a
Declaration of Trust supplemental
hereto or an amended and restated
Declaration of Trust by an instrument
in writing executed by a majority of
the Trustees.  Shareholders shall have
the right to vote only on (i) any
amendment that would affect their
right to vote granted in Article V
Section 1 hereof; (ii) any amendment
as may be required by law to be
approved by Shareholders; and (iii)
any amendment submitted to them by
the Trustees.  Notwithstanding the
preceding sentence, the Trustees may,
without any Shareholder vote, amend
this Declaration of Trust (x) to supply
any omission, to cure, correct or
supplement any ambiguous, defective
or inconsistent provision hereof, or (y) if they deem it necessary or advisable, to conform the Declaration of Trust to the requirements of applicable law, including the 1940 Act or the Internal
Revenue Code of 1986, as amended,
but the Trustees shall not be liable for failing to do so, or, (z) with respect to an amendment affecting a Series or Class, for any reason at any time, if there are no Shares of such Series or Class outstanding at that time. Except as otherwise specifically provided in this Declaration of Trust, any amendment on which Shareholders have the right to vote shall require an affirmative vote of the holders of at least 75% of the Shares outstanding and entitled to vote unless in any case such action is approved by at least a majority of the Trustees and at least
75% of the Continuing Trustees, in
which case a Majority Shareholder
Vote shall be required, except that an
amendment which in the
determination of the Trustees shall
affect the holders of one or more
Series or Classes of Shares but not the
holders of all outstanding Series or
Classes shall be authorized by vote of
such Series or Classes affected and no
vote of Shareholders of a Series or
Class not affected shall be required.
      (b)  Nothing contained in the
Declaration shall permit the
amendment of the Declaration of Trust
(i) to impair the exemption from
personal liability of the Shareholders,
former Shareholders, Trustees, former
Trustees, officers, employees or
agents, (ii) to permit assessments upon
Shareholders of the Trust, or (iii) to
limit the rights to indemnification
provided in Article VIII with respect
to actions or omissions of persons
entitled to indemnification under such
Article prior to such amendment.
      (c)  No amendment may be
made under this Section 9 which shall
amend, alter, change or repeal the
definition of "Continuing Trustee" or
any of the provisions of Article III,
Sections 4, 5, 6, 7 or 8; Article IV,
Section 1; Article V, Section 6; Article
VII, Section 2; Article VIII; or this
Article IX, Sections 1, 2, 3, 4 or 9
unless, in each case, the amendment
effecting such amendment, alteration,
change or repeal shall be effected by
an instrument in writing signed by a
majority of the then Trustees and
seventy-five percent (75%) of the
Continuing Trustees.
      (d)  Except to the extent that
the By-Laws or applicable law
requires a vote or consent of
Shareholders, the Board of Trustees
shall have the sole power and
authority to adopt, amend, alter,
change or repeal any By-Law of the
Trust, if the resolution or writing
adopting, amending, altering,
changing or repealing any such By-
Law is approved or signed by a
majority of the Board of Trustees;
provided, however, that any
amendment, alteration, change or
repeal of any Section or provision of
the By-Laws determined from time to
time to be subject to the supermajority
provision contained in this clause by a
majority of the Trustees and seventy-
five percent (75%) of the Continuing
Trustees, shall require the approval of
a majority of the Board of Trustees
and seventy-five percent (75%) of the
Continuing Trustees.


IN WITNESS WHEREOF, the
undersigned has hereunto set his/her hand and seal as of the dates set forth below.



/s/ John
M.
Brown
John M.
Brown,
Trustee


  August 26, 2016____



/s/ Paul
J.
Lawler
Paul J.
Lawler,
Trustee


  August 26, 2016____



/s/ Frank
J.
Coates
Frank J.
Coates,
Trustee


  August 26, 2016____



/s/
Kristen
M.
Leopold
Kristen
M.
Leopold,
Trustee


  August 26, 2016____



/s/ Peter
Koffler
Peter
Koffler,
Trustee



  August 26, 2016____
/s/ Peter
M.
Gilbert


  August 26, 2016____
Peter M. Gilbert, Trustee



STATE OF NEW YORK                        	)
      )
COUNTY OF NEW YORK			)
ss.


On the 26th day of August 2016, before me personally came John M. Brown, Paul J.
Lawler, Frank J. Coates, Kristen M. Leopold,
Peter Koffler, and Peter M. Gilbert, to me known to be the persons described in and who executed the foregoing instrument, and acknowledged that he or she executed the same.



      /s/
Barbara
DiMartino_____
					Notary
Public: State of New York

	Commission Expiration: October 4,
2017


ADDRESS OF TRUST
The current address of the trust is:
Blackstone Alternative Alpha Fund
345 Park Avenue
New York, New York 10154


TRUSTEES ADDRESSES
The current names and addresses of the
Trustees are:

John M.
Brown
30 Black
Horse
Lane
Cohasset
, MA
02025

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Paul J.
Lawler
28 Stone
House
Hill
Road
Coeyma
ns, NY
12045

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Frank J.
Coates
807 N.
Washing
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Ridge
West
Chester,
PA
19382

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